                                                                   EXHIBIT 10.11


                   FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this "First Amendment"), dated as of September 17, 2004, is by and among DIRECTED ELECTRONICS, INC., a California corporation ("Company"), DEI HOLDINGS, INC., a Florida corporation ("Holdings"), and DEI HEADQUARTERS, INC., a Florida corporation ("Headquarters", and together with Company and Holdings, the "Loan Parties"), the note purchasers that are now and hereafter at any time parties to the Note Purchase Agreement, as defined below, (each a "Purchaser" and collectively, "Purchasers"), and AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation, as administrative agent for Purchasers (in such capacity "Agent").

                                   WITNESSETH

     WHEREAS, the Loan Parties, Purchasers and Agent are parties to that certain Note Purchase Agreement dated as of June 17, 2004 (as amended, modified, supplemented or restated from time to time, the "Note Purchase Agreement"; capitalized terms used herein shall have the meanings ascribed thereto in the Note Purchase Agreement unless otherwise defined herein);

     WHEREAS, Holdings has agreed to purchase the assets (the "Acquired Assets") of Definitive Technology LLP, a Maryland limited liability partnership ("Definitive") pursuant to the terms of that certain DT Purchase Agreement (as defined in Section 2.1(a), below) by and among Holdings, Definitive, Sandy Gross, Donald Givogue and Edmond Blais for an aggregate amount, including (i) all related fees and expenses, (ii) a working capital adjustment in an amount not to exceed $1,000,000 and (iii) the DT Deferred Payment (as defined in Section 2.1(a), below), not exceeding $54,000,000, with the Acquired Assets to be acquired from Definitive by Company and Headquarters (the "DT Acquisition");

     WHEREAS, the Loan Parties have requested that Agent and Purchasers waive the prohibition under Section 7.2(p) of the Note Purchase Agreement (i) to allow Holdings to enter into and consummate the transactions contemplated by the DT Purchase Agreement (with Company and Headquarters actually acquiring the Acquired Assets), and (ii) to allow Holdings to issue shares of its common stock to Trivest and its assigns in connection with the DT Acquisition (the "Trivest Stock Issuance");

     WHEREAS, the Loan Parties have requested that Agent and Purchasers waive the terms of Sections 7.1(a), 7.2(e) and 7.2(j) of the Note Purchase Agreement to allow Company to change its domicile of incorporation to Florida (the "Redomestication");

     WHEREAS, the Company has requested an increase of the Term Loan Committed Amount (as defined in the Senior Credit Agreement) in an aggregate principal amount not to exceed $45,000,000 for purposes of funding the DT Acquisition (the "Term Loan Increase");

     WHEREAS, the Loan Parties have requested that Agent and Purchasers permit the DT Acquisition, the Redomestication, the Trivest Stock Issuance, and the Term Loan Increase and agree to certain modifications to the terms of the Note Purchase Agreement in connection therewith;

     WHEREAS, Agent and Purchasers have agreed to permit the DT Acquisition, the Redomestication, the Trivest Stock Issuance, and the Term Loan Increase, and amend the Note Purchase Agreement in connection therewith, in each case on the terms and conditions set forth herein; and

     WHEREAS, the Loan Parties have requested that Agent and Purchasers agree to an extension, and Agent and Purchasers have agreed to extend, the period by which the Loan Parties shall have obtained the Key-Man Insurance.

     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1

                                     WAIVER

     1.1 Agent and Purchasers hereby waive Sections 7.1(a), 7.2(e) and 7.2(j) of the Note Purchase Agreement to the extent the same prohibits the Redomestication.

     1.2 Agent and Purchasers hereby waive Section 7.2(f) of the Note Purchase Agreement to the extent that same prohibits the Company from paying Trivest a one-time fee of $1,450,000 pursuant to Section 6(c)(i) of the Management Agreement at the closing of the DT Acquisition (subject, however, to Trivest waiving any increase in the "Base Compensation" otherwise required by Section 6(b) of the Management Agreement in connection with the DT Acquisition).

     1.3 Agent and Purchasers hereby waive Section 7.2(p) of the Note Purchase Agreement to the extent the same prohibits Holdings from executing, delivering, and performing the obligations of the DT Purchase Agreement and to the extent the same prohibits the Trivest Stock Issuance.

     1.4 Except for the specific waivers set forth herein, nothing contained herein shall be deemed to constitute a waiver of (i) any rights or remedies Agent or any Purchaser may have under the Note Purchase Agreement or any other Purchase Document or under applicable law or (ii) the Loan Parties' obligation to comply fully with any duty, term, condition, obligation or covenant contained in the Note Purchase Agreement and the other Purchase Documents not specifically waived. The specific waivers set forth herein are one-time waivers and shall be effective only in this specific instance and shall not obligate Agent or Purchasers to waive any Default or Event of Default, now existing or hereafter arising.

                                   SECTION 2

                                   AMENDMENTS

     2.1 AMENDMENTS TO SECTION 1.1.

     (a) The following definitions are hereby added to the Note Purchase Agreement to read as follows:

          "DT Acquisition" shall mean the acquisition by Company and Headquarters of substantially all of the assets of DT Seller for an aggregate amount, including (i) all related fees and expenses, (ii) a working capital adjustment in an amount not to exceed $1,000,000 and (iii) the DT Deferred Payment, not exceeding $54,000,000, consummated pursuant to the terms of the DT Purchase Agreement.

          "DT Deferred Payment" shall mean the deferred payment in an aggregate amount not to exceed $2,000,000 paid or payable pursuant to the DT Purchase Agreement.

          "DT Purchase Agreement" shall mean, that certain Asset Purchase Agreement, dated as of the First Amendment Effective Date, by and among Holdings, the DT Seller, Sandy Gross, Donald Givogue and Edmond Blais.

          "DT Seller" shall mean Definitive Technology, LLP, a Maryland limited liability partnership.

          "First Amendment Effective Date" shall mean September 17, 2004.

     (b) The definition of "Consolidated EBITDA" in Section 1.1 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

          "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (a) Consolidated Net Income plus, to the extent deducted in determining Consolidated Net Income, (i) Consolidated Interest Expense,
     (ii) provisions for taxes based on income, (iii) total depreciation expense, (iv) total amortization expense, (v) management fees paid to Trivest pursuant to the Management Agreement to the extent permitted by
     Section 7.2(f), (vi) other non-recurring and non-cash items reducing Consolidated Net Income in an aggregate amount not to exceed $3,000,000,
     (vii) other one time add-backs set forth on Annex C attached hereto (it being understood that such one-time add-backs shall roll-off on a quarterly basis and shall not affect Consolidated EBITDA after one year following the Closing Date) and (viii) other one time add-backs related to the DT Seller set forth on Annex D attached hereto (it being understood that such one time add backs shall roll-off on a quarterly basis and shall not affect Consolidated EBITDA after one year following the First Amendment Effective Date, less (b) interest income and any non-operating, non-recurring and non-operating, non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for the Loan Parties in conformity with GAAP; provided that in calculating any such items for such period, any Asset Sales or other acquisitions or dispositions of assets during such period shall have been deemed to have occurred on the first day of such period.

     (c) The definition of "Permitted Acquisition" in Section 1.1 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

          "Permitted Acquisition" shall mean (a) the DT Acquisition and (b) an acquisition or any series of related acquisitions by a Loan Party of (i) all or substantially all of the assets or a majority of the outstanding voting stock or economic interests of a Person that is incorporated, formed or organized in the United States or Canada or (ii) any division, line of business or other business unit of a Person that is incorporated, formed or organized in the United States or Canada (such Person or such division, line of business or other business unit of such Person shall be referred to herein as the "Target"), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Loan Parties pursuant to Section 7.2(l) hereof, so long as (A) no Default or Event of Default shall then exist or would exist after giving effect thereto, (B) Company shall demonstrate to the reasonable satisfaction of Agent and the Required Purchasers that, after giving effect to the acquisition on a pro forma basis (giving effect to adjustments for owner compensation for such period, documented to the reasonable satisfaction of Agent, to the extent such compensation does not continue after such acquisition) (I) the Consolidated Total Leverage Ratio shall be less than or equal to the ratio that is 0.25 lower than the Consolidated Total Leverage Ratio then required under Section 7.3 and (II) the Loan Parties are in compliance with each of the financial covenants set forth in Section 7.3, (C) the Target shall have earnings before interest, taxes, depreciation and amortization for the four fiscal quarter period prior to the acquisition date in an amount greater than $0, as adjusted for owner compensation for such period, documented to the reasonable satisfaction of the Agent, to the extent such compensation does not continue after such acquisition (provided that the aggregate consideration paid by the Loan Parties shall not exceed $5,000,000 for any Target which, but for such owner compensation adjustment, would have negative earnings for such period), (D) such acquisition shall not be a "hostile" acquisition and shall have been approved by the board of directors and/or shareholders of the applicable Loan Party and the Target,
     (E) the Company shall have provided at least ten (10) days prior written notice of such acquisition to Agent, (F) after giving effect to such acquisition, there shall be at least $5,000,000 of borrowing availability under the revolver facility pursuant to the Senior Financing and (G) the aggregate consideration (including without limitation equity consideration, earn outs or deferred compensation or non-competition arrangements and the amount of Indebtedness and other liabilities assumed by the Loan Parties) paid by the Loan Parties (I) in connection with any such acquisition of a Target organized in Canada shall not exceed $7,000,000, (II) in connection with any such acquisition shall not exceed $10,000,000 and (III) for all acquisitions (other than the DT Acquisition) made during any twelve month period shall not exceed $20,000,000.

     2.2 AMENDMENT TO SECTION 7.1(C)(II). Section 7.1(c)(ii) of the Note Purchase Agreement is amended such that the reference in the first sentence to "ninety (90) calendar days" is hereby deleted and replaced with "one hundred thirty-five (135) calendar days".

     2.3 AMENDMENT TO SECTION 7.2(A)(II). Section 7.2(a)(ii) of the Note Purchase Agreement is amended such that the reference to "$150,000,000" is hereby deleted and replaced with "$195,000,000".

     2.4 AMENDMENT TO SECTION 7.2(G). A new clause (vi) is hereby added to
Section 7.2(g) of the Note Purchase Agreement to read as follows:

          (vi) Company may dividend up to $2,000,000 to Holdings to pay the DT Deferred Payment in accordance with the terms of the DT Purchase Agreement.

     2.5 AMENDMENT TO SECTION 7.3. Sections 7.3(a) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          (a) (i) Maximum Consolidated Total Leverage Ratio. The Loan Parties shall not permit the Consolidated Total Leverage Ratio as of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

            Period              Maximum Consolidated Total Leverage Ratio
            ------              -----------------------------------------
July 1, 2004 to June 30, 2005                   6.0 to 1.0
July 1, 2005 to June 30, 2006                   5.5 to 1.0
July 1, 2006 to June 30, 2007                   5.0 to 1.0
July 1, 2007 to June 30, 2008                   4.0 to 1.0
July 1, 2008 and thereafter                     3.5 to 1.0

          (ii) Maximum Consolidated Senior Leverage Ratio. The Loan Parties shall not permit the Consolidated Senior Leverage Ratio as of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

            Period                    Maximum Consolidated Senior Leverage Ratio
            ------                    ------------------------------------------
Closing Date to March 31, 2005                     4.4 to 1.0
April 1, 2005 to September 30, 2005                4.0 to 1.0
October 1, 2005 to June 30, 2006                   3.5 to 1.0
July 1, 2006 and thereafter                        3.0 to 1.0

          (iii) Minimum Fixed Charge Coverage Ratio. The Loan Parties shall not permit the ratio of (A) Consolidated EBITDA minus Consolidated Capital Expenditures to (B) Consolidated Fixed Charges for any four consecutive Fiscal Quarter periods ending during the term of this Agreement (excluding the Fiscal Quarter period ending on June 30, 2004) to be less than 1.05 to 1.0.

     2.6 AMENDMENT TO ANNEXES AND SCHEDULES OF THE NOTE PURCHASE AGREEMENT. Annex D attached hereto as Exhibit A is hereby added to the Note Purchase Agreement. To the extent the Loan Parties are required to amend Schedules 5.1(a), 5.1(q) or 5.1(r) to the Note Purchase Agreement due to the DT Acquisition, Agent and the Purchasers agree that the Loan Parties may deliver such amended schedules to the Agent no later than 10 Business Days after the date hereof.

                                   SECTION 3

                               CLOSING CONDITIONS

     3.1 CONDITIONS PRECEDENT. This First Amendment shall become effective as of the date hereof upon the receipt by Agent of the following:

          (a) Executed Agreement. Receipt by Agent of a duly executed signature page to the First Amendment to the Note Purchase Agreement from each of the Loan Parties, Agent and Purchasers;

          (b) Consents. All consents and approvals of the boards of directors, shareholders, governmental authorities and other applicable third parties necessary in connection with the DT Acquisition and the financing thereof shall have been obtained;

          (c) Acquisition Documents. All documentation related to the DT Acquisition (including without limitation the DT Purchase Agreement and all schedules thereto) shall have been duly executed and delivered by the parties thereto, shall be satisfactory in form and substance to Agent and the DT Acquisition shall have been consummated in accordance with such terms, and the Agent shall have received a copy of the DT Purchase Agreement and all other documentation related thereto, certified as true, correct and complete by an officer of Company;

          (d) Joinder Agreements. Any new Subsidiaries of the Loan Parties (each a "New Subsidiary") created or acquired in connection with the DT Acquisition shall have entered into a joinder agreement (the "Joinder Agreement") to the Note Purchase Agreement and to the other Purchase Documents whereby each such New Subsidiary shall become a Loan Party contemporaneously with or promptly after such entity becomes a Subsidiary of a Loan Party, on terms reasonably satisfactory to Agent;

          (e) Authority Documents.

               (i) Articles of Incorporation; Partnership Agreement. Copies of the articles of incorporation, partnership agreement or other charter documents of each New Subsidiary certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its organization or formation;

               (ii) Officer's Certificates. Copies of the articles of incorporation, partnership agreement, or other charter documents of each Loan Party certified by an officer of such Loan Party, as of the First Amendment Effective Date, to be true and correct, in force and effect, and complete as of such date;

               (iii) Resolutions. Copies of resolutions of the board of directors or other comparable governing body of each Loan Party and each New Subsidiary approving and adopting this Amendment (and, with respect to each New Subsidiary, the Joinder Agreement and the other Purchase Documents), the transactions contemplated herein (and therein) and authorizing execution and delivery hereof (and thereof), certified by an officer of such Loan Party or such New Subsidiary, as applicable, as of the First Amendment Effective Date to be true and correct and in force and effect as of such date;

               (iv) Bylaws. A copy of the bylaws or other operating agreement of each Loan Party and each New Subsidiary certified by an officer of such Loan Party or such New Subsidiary, as applicable, as of the First Amendment Effective Date to be true and correct and in force and effect as of such date;

               (v) Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to each Loan Party and each New Subsidiary certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation and each other state in which such Loan Party or such New Subsidiary, as applicable, is qualified to do business and (ii) to the extent readily available, a certificate indicating payment of all corporate and other franchise taxes certified as of a recent date by the appropriate governmental taxing authorities; and

               (vi) Incumbency. An incumbency certificate of each Loan Party and each New Subsidiary certified by a secretary or assistant secretary of such Loan Party or such New Subsidiary, as applicable, to be true and correct as of the First Amendment Effective Date;

          (f) Corporate Structure. The corporate and capital structure and the management of the Loan Parties after giving effect to the DT Acquisition and the financing thereof, and all legal, tax, accounting, environmental and other matters relating to the Loan Parties after giving effect thereto, shall be reasonably satisfactory in all material respects to Agent;

          (g) Material Adverse Change. No material adverse change shall have occurred in the business, properties, operations or condition (financial or otherwise) of the Loan Parties taken as a whole;

          (h) Litigation and Bankruptcy. There shall be no material pending or overtly threatened litigation, bankruptcy or insolvency, injunction, order or claim with respect to any of the Loan Parties that would have a Material Adverse Effect;

          (i) Existing Indebtedness. All of the existing indebtedness for borrowed money associated with the Acquired Assets shall be repaid in full and all liens relating thereto extinguished (or arrangements satisfactory to Agent shall have been made therefor) on or prior to the date hereof;

          (j) Legal Opinions. The Company shall deliver opinions of counsel (including local counsel opinions) in form and substance reasonably acceptable to Agent;

          (k) Financial Statements. All financial statements (including, without limitation, (i) unaudited financials of Definitive's historical results for the years ended December 31, 2001, 2002 and 2003, (ii) unaudited financials for the six (6) month period ending June 30, 2004 and (iii) seven-year projections requested by Agent) shall have been delivered and be in form and substance reasonably satisfactory thereto;

          (l) Financial Covenants. Immediately after giving effect to the DT Acquisition, the financing thereof and the other transactions contemplated hereby, (i) the Consolidated Total Leverage Ratio of the Loan Parties, calculated on a pro forma basis as of July 31, 2004, shall not exceed 5.15 to 1.0 and (ii) the Consolidated Senior Leverage Ratio of the Loan Parties, calculated on a pro forma basis as of July 31, 2004, shall not exceed 3.55 to 1.0;

          (m) EBITDA. Immediately after giving effect to the DT Acquisition, the financing thereof and the other transactions contemplated hereby, Consolidated EBITDA of the Loan Parties, calculated on a pro forma basis as of July 31, 2004 shall be not less than $45,000,000;

          (n) Equity Contribution. The Company shall have received cash proceeds from the Trivest Equity Issuance in an aggregate amount not less than $6,000,000 on terms and conditions satisfactory to Agent;

          (o) Waiver of Base Compensation. Trivest shall deliver evidence that it has waived any increase in the "Base Compensation" otherwise required by
     Section 6(b) of the Management Agreement in connection with the DT Acquisition;

          (p) Fees and Expenses. Agent and Purchasers shall have received from the Company the aggregate amount of fees and expenses payable in connection with the consummation of the transactions contemplated hereby; and

          (q) Senior Financing. Agent shall have received satisfactory evidence that the Senior Lenders shall have approved the DT Acquisition and made such amendments as are necessary thereunder to permit the transactions contemplated hereby, and the Company shall have received aggregate cash proceeds from the applicable Senior Lenders of $45 million pursuant to the Term Loan Increase on terms and conditions satisfactory to Agent.

                                   SECTION 4

                                  MISCELLANEOUS

     4.1 AMENDED TERMS. The term "Note Purchase Agreement" as used in each of the Purchase Documents shall hereafter mean the Note Purchase Agreement as amended by this First Amendment. Except as specifically amended hereby or otherwise agreed, the Note Purchase Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

     4.2 REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES. The Loan Parties hereby represent and warrant as follows:

          (a) Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this First Amendment.

          (b) This First Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this First Amendment.

          (d) After giving effect to this First Amendment and the transactions contemplated hereby (including the DT Acquisition), the representations and warranties set forth in Section 5 of the Note Purchase Agreement are, subject to the limitations set forth therein, true and correct in all respects as of the date hereof (except for those which expressly relate to an earlier date).

          (e) After giving effect to this First Amendment and the transactions contemplated hereby (including the DT Acquisition), no Default or Event of Default has occurred and is continuing.

     4.3 PURCHASE DOCUMENT. This First Amendment shall constitute a Purchase Document under the terms of the Note Purchase Agreement and shall be subject to the terms and conditions thereof (including, without limitation, Sections 11.9 and 11.10 of the Note Purchase Agreement).

     4.4 ENTIRETY. This First Amendment and the other Purchase Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

     4.5 COUNTERPARTS. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

     4.6 GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                                SIGNATURE PAGE TO
                 FIRST AMENDMENT TO THE NOTE PURCHASE AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

                                        LOAN PARTIES:

                                        DIRECTED ELECTRONICS, INC.


                                        By: /s/ James E. Minarik
                                            ------------------------------------
                                        Name: James E. Minarik
                                        Title:
                                               ---------------------------------


                                        DEI HOLDINGS, INC.


                                        By: /s/ James E. Minarik
                                            ------------------------------------
                                        Name: James E. Minarik
                                        Title:
                                               ---------------------------------


                                        DEI HEADQUARTERS, INC.


                                        By: /s/ James E. Minarik
                                            ------------------------------------
                                        Name: James E. Minarik
                                        Title:
                                               ---------------------------------

                                        AGENT:

                                        AMERICAN CAPITAL FINANCIAL
                                        SERVICES, INC.


                                        By: /s/ Brian S. Graff
                                            ------------------------------------
                                        Name: Brian S. Graff
                                        Title: Vice President


                                        PURCHASERS:

                                        AMERICAN CAPITAL STRATEGIES, LTD.


                                        By: /s/ Brian S. Graff
                                            ------------------------------------
                                        Name: Brian S. Graff
                                        Title: Vice President


                                        AMERICAN CAPITAL STRATEGIES, LTD.
                                        (AS SERVICER TO ACS FUNDING TRUST I)


                                        By: /s/ Brian S. Graff
                                            ------------------------------------
                                        Name: Brian S. Graff
                                        Title: Vice President

                                 SIGNATURE PAGE
                TO FIRST AMENDMENT TO THE NOTE PURCHASE AGREEMENT